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                                                                    EXHIBIT 23.1


             INDEPENDENT AUDITOR'S CONSENT AND REPORT ON SCHEDULES



We consent to the use in this Amendment No. 1 to Registration Statement No. 333-73243 of Direct Focus, Inc. on Form S-1 of our report dated February 26, 1999, appearing in the prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such prospectus.



Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedules of Direct Focus, Inc., listed in
Item 16. These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.


/s/_DELOITTE & TOUCHE LLP__

Deloitte & Touche LLP
Portland, Oregon
April 9, 1999


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